Exhibit 4.6

58

NUMBER E2- Anthracite SHARES

ANTHRACITE CAPITAL, INC.

12% SERIES E-2 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK

SEE REVERSE FOR CERTAIN DEFINITIONS AND IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 12% SERIES E-2 CUMULATIVE CONVERTIBLE REDEEMABLE PREFERRED STOCK, LIQUIDATION PREFERENCE $1000.00 PER SHARE, $.001 PAR VALUE PER SHARE, OF

Anthracite Capital, Inc. (hereinafter called the “Corporation”), transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Maryland and to all of the revisions of the Charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

In Witness Whereof, the Corporation has caused the facsimile signatures of its duly authorized officers and its facsimile seal to be affixed hereto.

Dated:

Secretary

ANTHRACITE CAPITAL, INC.

CORPORATE

SEAL

1997

MARYLAND

President

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(NEW YORK, N.Y.)

Transfer Agent

and Registrar

By

Authorized Officer

AMERICAN BANK NOTE COMPANY.

ANTHRACITE CAPITAL, INC.

The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized and to be issued and, with respect to the classes of stock which may be issued in a series, the variations in the relative rights and preferences between the shares of each series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM–as tenants in common

TEN ENT–as tenants by the entireties

JT TEN–as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

Shares of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,

Signature:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OF ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

The Signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature guarantee program), pursuant to S.E.C. rule 17Ad-15.